Exhibit 4.25

  FINAL EXECUTION VERSION

THE GOLD FIELDS LIMITED 2005 SHARE PLAN

TABLE OF CONTENTS

PART 1 - INTRODUCTION		1

1	DEFINITIONS AND INTERPRETATION	1

2	PURPOSE	12

PART 2 - THE TRUST		12

3	CONSTITUTION OF TRUST	12

4	TRUSTEES	12

5	POWERS OF TRUSTEES	14

6	SECURITY	16

7	REMUNERATION OF TRUSTEES	16

8	DUTIES OF TRUSTEES	16

9	INDEMNITY AND LEGAL PROCEEDINGS	17

10	ACQUISITION OF SHARES BY THE TRUSTEES	17

11	FUNDING OF THE TRUST	18

12	MAXIMUM NUMBER OF SHARES WHICH MAY BE ACQUIRED BY PARTICIPANTS	19

PART 3 – THE PERFORMANCE VESTING RESTRICTED SHARE METHOD		20

13	GRANT OF AWARDS	20

14	SETTLEMENT OF PERFORMANCE VESTING RESTRICTED SHARES	22

15	LIMITATIONS ON THE SETTLEMENT OF PERFORMANCE VESTING RESTRICTED SHARES	23

16	TIME FOR THE SETTLEMENT OF PERFORMANCE VESTING RESTRICTED SHARES	24

17	TERMINATION OF EMPLOYMENT	25

18	EXTENT TO WHICH PERFORMANCE VESTING RESTRICTED SHARES UNDER AN AWARD ARE AVAILABLE FOR SETTLEMENT ON TERMINATION OF EMPLOYMENT	26

PART 4 – THE PERFORMANCE ALLOCATED SHARE APPRECIATION METHOD		27

19	ALLOCATION OF PERFORMANCE ALLOCATED SHARE APPRECIATION RIGHTS	27

20	VESTING OF PERFORMANCE ALLOCATED SHARE APPRECIATION RIGHTS	28

21	TIME FOR VESTING OF PERFORMANCE ALLOCATED SHARE APPRECIATION RIGHTS	28

22	TERMINATION OF EMPLOYMENT	29

23	EXTENT TO WHICH PERFORMANCE ALLOCATED SHARE APPRECIATION RIGHTS UNDER AN ALLOCATION ARE AVAILABLE FOR VESTING ON TERMINATION OF EMPLOYMENT	30

24	CONSEQUENCES OF VESTING	31

PART 5 - GENERAL		33

25	ADJUSTMENTS	33

26	REACQUISITION	36

27	TAX LIABILITY	37

28	LISTING AND LEGAL REQUIREMENTS	38

29	AMENDMENT OF THE PLAN	38

30	ADMINISTRATION	39

31	ANNUAL ACCOUNTS	40

32	STRATE	40

33	DISPUTES	41

34	PROFITS AND LOSSES AND TERMINATION OF THE PLAN	44

35	DOMICILIUM AND NOTICES	44

36	COMPLIANCE	46

ii

37	GENERAL PROVISIONS	46

iii

THE GOLD FIELDS LIMITED 2005 SHARE PLAN

PART 1 - INTRODUCTION

1                                          DEFINITIONS AND INTERPRETATION

1.1                                                                                 In this Deed, unless expressly stipulated to the contrary or unless the context clearly indicates a contrary intention, the following words and expressions shall bear the following meanings (and cognate words and expressions shall bear corresponding meanings) -

1.1.1                                                                                                                        “Act” - the Companies Act 61 of 1973;

1.1.2                                                                                                                        “Allocation” – the allocation of Performance Allocated Share Appreciation Rights to an Eligible Employee in terms of 19.1 (read with 19.2) and the words “allocated” and “allocate” shall be construed accordingly;

1.1.3                                                                                                                        “Allocation Date” – the date on which the Board resolves to make an Allocation to an Eligible Employee;

1.1.4                                                                                                                        “Allocation Letter” – a letter containing the information specified in 19.2 sent by the Trustees to a Participant informing the Participant of the making of an Allocation to him;

1.1.5                                                                                                                        “Allocation Price” – the price attributable to a Performance Allocated Share Appreciation Right, being a price equal to the Fair Market Value of a Share on the Allocation Date;

1.1.6                                                                                                                        “Any Other Plan” - any share plan or scheme approved by the members of the Company in general meeting (other than the Plan) which provides for the acquisition of, or subscription for, shares in the Company by, or on behalf of, employees, directors (whether executive or non-executive) or other officers of the members of the Group; provided that such plan or scheme is in operation;

1.1.7                                                                                                                        “Applicable Laws” – in relation to any person or entity, all and any -

1.1.7.1                                                                                                                                                               statutes, subordinate legislation and common law;

1.1.7.2                                                                                                                                                               regulations;

1.1.7.3                                                                                                                                                               ordinances and by-laws;

1.1.7.4                                                                                                                                                               directives, codes of practice, circulars, guidance notices, judgments and decisions of any competent authority, compliance with which is mandatory for that person or entity;

1.1.8                                                                                                                        “Arbitration Act” - the Arbitration Act 42 of 1965;

1.1.9                                                                                                                        “Award” - the award to an Eligible Employee of Performance Vesting Restricted Shares in terms of 13.1 (read with 13.2) and the word “awarded” shall be construed accordingly;

1.1.10                                                                                                                  “Award Date” – the date on which the Board resolves to make an Award to an Eligible Employee;

1.1.11                                                                                                                  “Award Letter” – a letter containing the information specified in 13.2 sent by the Trustees to a Participant informing the Participant of the grant of an Award to him;

1.1.12                                                                                                                  “Board” - the board of directors for the time being of the Company, acting either through itself or through any committee of its members appointed by it from time to time, which is charged with the administration of the Plan;

1.1.13                                                                                                                  “Change of Control” – means -

1.1.13.1                                                                                                                                                         all circumstances where a party (or parties acting in concert), directly or indirectly, obtains -

1.1.13.1.1                                                                                                                                                beneficial ownership of the specified percentage or more of the Company’s issued Shares; or

1.1.13.1.2                                                                                                                                                control of the specified percentage or more of the voting rights at meetings of the Company; or

1.1.13.1.3                                                                                                                                                the right to control the management of the Company or the composition of the Board; or

1.1.13.1.4                                                                                                                                                the right to appoint or remove directors holding a majority of voting rights at Board meetings; or

1.1.13.2                                                                                                                                                         the approval by the Company’s shareholders of, or the consummation of, a merger or consolidation of the Company with any other business or entity, or upon a sale of the whole or a major part of the Company’s assets or undertaking.

For the purposes of this 1.1.13 the expression “specified percentage” shall bear the meaning assigned to it from time to time in the Code read with the Act, presently being 35%;

1.1.14                                                                                                                  “Code” – the Securities Regulation Code and Rules of the Securities Regulation Panel, promulgated under section 440C of the Act;

1.1.15                                                                                                                  “Company” – Gold Fields Limited (registration number 1968/04880/06), a company incorporated in accordance with the laws of the RSA;

1.1.16                                                                                                                  “Date of Termination of Employment” – the date upon which a Participant is no longer employed by, or ceases to hold salaried office in, any Employer Company; provided that, where a Participant’s employment is terminated without notice or on terms in lieu of notice, the Date of Termination of Employment shall be deemed to occur on the date on which the termination takes effect, and where such employment is terminated with notice, the Date of Termination of Employment shall be deemed to occur upon the date on which that notice expires;

1.1.17                                                                                                                  “Deed” – this Deed, as amended from time to time;

1.1.18                                                                                                                  “Eligible Employee” – a person eligible for participation in the Plan, namely a senior employee of any member of the Group who is not a Trustee, including any present or future director holding salaried employment or office which employee shall be selected by the Board from time to time in its discretion;

1.1.19                                                                                                                  “Employer Company” – that member of the Group that is the employer of a particular Participant;

1.1.20                                                                                                                  “Fair Market Value” – in relation to a Share on any particular day, shall be the volume weighted average price of a Share on the JSE over either (a) the twenty Trading Days immediately prior to the day in question; (b) such shorter period, being less than twenty Trading Days immediately prior to the day in question, as the Board may determine;

1.1.21                                                                                                                  “Family Company” – any company or close corporation, the entire issued share capital or member’s interest of which is held and beneficially owned by all or any of a Participant, his lawful spouse, his lawful children and/or his Family Trust;

1.1.22                                                                                                                  “Family Entity” - a Family Company or a Family Trust;

1.1.23                                                                                                                  “Family Trust” – a trust constituted solely for the benefit of all or any of a Participant, his lawful spouse and/or his lawful children;

1.1.24                                                                                                                  “Full Performance Criteria” – the Performance Criteria set at the level at which, if met, would indicate exceptional performance over any given period;

1.1.25                                                                                                                  “Group” - the Company and any other company, body corporate or other undertaking which is or would be deemed to be a subsidiary of the Company in terms of the Act, and the expression “member of the Group” shall be construed accordingly;

1.1.26                                                                                                                  “Implementation Date” – in relation to a Change of Control, the date upon which such Change of Control becomes effective;

1.1.27                                                                                                                  “JSE” - the securities exchange operated by the JSE Limited, or its successor;

1.1.28                                                                                                                  “LRA” – the Labour Relations Act 66 of 1995;

1.1.29                                                                                                                  “Maximum Period” - the period commencing on an Allocation Date and expiring on the earlier of either (a) on the sixth anniversary of that Allocation Date; or (b) in the case of Performance Allocated Share Appreciation Rights vesting in a Participant pursuant to his employment being terminated for any reason contemplated in 22, 12 months after the Date of Termination of Employment; provided that -

1.1.29.1                                                                                                                                                         the Board shall extend the Maximum Period on written notice to Participants if and to the extent necessary to take account of the fact that the last day of the Maximum Period falls on a date on which, or during a period in which, -

1.1.29.1.1                                                                                                                                                                                                by virtue of any Applicable Law or any policy of the Group (including any corporate governance policy) it is not permissible to Settle a Performance Allocated Share Appreciation Right; or

1.1.29.1.2                                                                                                                                                                                                by virtue of any Applicable Law or any policy of the Group (including any corporate governance policy) a Participant would be precluded from receiving or otherwise dealing/trading in Shares; or

1.1.29.2                                                                                                                                                         the Board may, in its sole discretion, extend the Maximum Period on written notice to Participants if and to the extent necessary to take account of the fact that any category of Participants has, in any 12 month period preceding the last day of the Maximum Period, been precluded from receiving or otherwise dealing/trading in Shares for five or more months;

1.1.30                                                                                                                  “Participant” – in the case of -

1.1.30.1                                                                                                                                                         the Performance Vesting Restricted Share Method, an Eligible Employee to whom an Award has been made and who has accepted same in terms of 13.6; and

1.1.30.2                                                                                                                                                         the Performance Allocated Share Appreciation Method, an Eligible Employee to whom an Allocation of Performance Allocated Share Appreciation Rights has been made and who has accepted same in terms of 19.5;

1.1.31                                                                                                                  “Performance Allocated Share Appreciation Method” – the method of participation in this Plan detailed in Part 4 of this Deed;

1.1.32                                                                                                                  “Performance Allocated Share Appreciation Right” – a Performance Allocated Share Appreciation Right awarded to an Eligible Employee in terms of 19.1 (read with 19.2).  For the avoidance of doubt it is recorded that Performance Allocated Share Appreciation Rights do not constitute equity in the Company;

1.1.33                                                                                                                  “Performance Criteria” – the performance criteria as determined by the Board from time to time;

1.1.34                                                                                                                  “Performance Vesting Restricted Share Method” – the method of participation in this Plan detailed in Part 3 of this Deed;

1.1.35                                                                                                                  “Performance Vesting Restricted Shares” – Shares which have been conditionally awarded to an Eligible Employee in terms of an Award Letter as described in 13.2.1;

1.1.36                                                                                                                  “Plan” – The Gold Fields Limited 2005 Share Plan the terms of which are embodied in this Deed and which entails participation therein through the Performance Allocated Share Appreciation Method and/or the Performance Vesting Restricted Share Method;

1.1.37                                                                                                                  “Release Date” - in relation to (a) an Award, the date on which Performance Vesting Restricted Shares shall be Settled to a Participant as described in 14, which date shall, subject to 14, 17 and 25, be three years from the Award Date and (b) an Allocation, the date from which Performance Allocated Share Appreciation Rights may be exercised by Participants as described in 20, which date shall, subject to 20, 22 and 25, be three years from the Allocation Date; provided that if such date falls on a date which, or during a period in which, -

1.1.37.1                                                                                                                                                         by virtue of any Applicable Law or any policy of the Group (including any corporate governance policy) it is not permissible to Settle Shares to a Participant; or

1.1.37.2                                                                                                                                                         by virtue of any Applicable Law or any policy of the Group (including any corporate governance policy) it is not permissible for a Participant to receive or otherwise deal/trade in Shares, the Release Date shall be the fifth Trading Day after the date on which it becomes permissible to Settle Shares to a Participant and/or for the Participant to receive or deal/trade in Shares (as the case may be);

1.1.38                                                                                                                  “Retirement Date” - the earliest date on which, or age at which, an Eligible Employee can be required to retire by any Employer Company or, if sooner, the date on which or age at which he has agreed to take early retirement;

1.1.39                                                                                                                  “RSA” – the Republic of South Africa;

1.1.40                                                                                                                  “Secretary” – the company secretary for the time being of the Company;

1.1.41                                                                                                                  “Settled” – in relation to a Share, shall mean either -

1.1.41.1                                                                                                                                                         the allotment and issue by the Company of such Share into the name of a Participant; or

1.1.41.2                                                                                                                                                         if the Company so elects at any time prior to the Release Date, the procuring by the Company of the transfer of such Share into the name of a Participant through the acquisition thereof on behalf of a Participant or otherwise, and the words “Settlement” and “Settle” shall be construed accordingly.  It is recorded that any Shares which have been Settled to a Participant in terms of this Plan shall rank pari passu with Shares in all respects;

1.1.42                                                                                                                  “Shares” - ordinary shares of a par value of R0,50 each in the capital of the Company (or such other class of shares as may represent the same as a result of any reorganisation, reconstruction or other variation of the share capital of the Company to which the provisions of the Plan may apply from time to time);

1.1.43                                                                                                                  “Target Performance Criteria” – the Performance Criteria set at the level at which performance is expected over any given period;

1.1.44                                                                                                                  “Tax - any present or future tax or other charge of any kind or nature whatsoever imposed, levied, collected, withheld or assessed by any competent authority, and includes all income tax (whether based on or measured by income/revenue or profit or gain of any nature or kind or otherwise and whether levied under the Tax Act or otherwise), capital gains tax, value-added tax and any charge in the nature of taxation, and any interest, penalty, fine or other payment on, or in respect thereof but specifically excluding issue duty, stamp duty, marketable securities tax and uncertificated securities tax;

1.1.45                                                                                                                  “Tax Act” - the Income Tax Act 58 of 1962;

1.1.46                                                                                                                  “Trading Day” – any day on which the Shares are capable of being traded on the JSE;

1.1.47                                                                                                                  “Trust” - The Gold Fields Limited 2005 Share Trust, constituted in terms of 3.1;

1.1.48                                                                                                                  “Trust Act” – the Trust Property Control Act 57 of 1988;

1.1.49                                                                                                                  “Trustees” – the persons who are, from time to time, the Trustees of the Trust, initially being those persons referred to in 4.2.

1.2                                                                                 In this Deed -

1.2.1                                                                                                                        clause headings are used for convenience only and shall be ignored in its interpretation;

1.2.2                                                                                                                        unless the context clearly indicates a contrary intention, an expression which denotes -

1.2.2.1                                                                                                                                                               any gender includes the other genders;

1.2.2.2                                                                                                                                                               a natural person includes an artificial person (whether corporate or unincorporate) and vice versa;

1.2.2.3                                                                                                                                                               the singular includes the plural and vice versa;

1.2.3                                                                                                                        unless the context clearly indicates a contrary intention, words and expressions defined in the Act shall bear the meanings therein assigned to them;

1.2.4                                                                                                                        any reference to any statute shall be to that statute, as amended from time to time and to any statutory substitution of that statute; and

1.2.5                                                                                                                        the use of the word “including” or “includes” or “include” followed by a specific example shall not be construed as limiting the meaning of the general wording preceding it and the eiusdem generis rule shall not be applied in the interpretation of such general wording or such specific example/s;

1.2.6                                                                                                                        the word “reacquired” when used in relation to an Allocation, an Award, Performance Allocated Share Appreciation Rights or Performance Vesting Restricted Shares shall mean the acquisition of such Allocation, Award, Performance Allocated Share Appreciation Rights or Performance Vesting Restricted Shares (as the case may be) from a Participant by the Trust or the Company (whichever Allocated the Performance Allocated Share Appreciation Rights or Awarded the Performance Vesting Restricted Shares, as the case may be) for a total consideration of R0,01;

1.2.7                                                                                                                        the words “vest”, “vesting” and “vested” when used in relation to a Performance Vesting Share Appreciation Right shall mean that such Performance Vesting Share Appreciation Right shall become exercisable in accordance with 24;

1.2.8                                                                                                                        a Participant who ceases to be employed by an Employer Company on the basis that he is -

1.2.8.1                                                                                                                                                               immediately thereafter employed by another Employer Company;

1.2.8.2                                                                                                                                                               thereafter re-employed by such Employer Company pursuant to it being determined that his employment was terminated on a basis which was not lawful in terms of the LRA;

shall be deemed not to have terminated his employment for the purposes of the Plan and his rights shall be deemed to be unaffected;

1.2.9                                                                                                                        a Participant who is a director of any Employer Company who retires and/or resigns on the basis that he is immediately re-elected in accordance with the articles of association or other constitutional documents of that Employer Company shall be deemed not to have terminated his employment with that Employer Company.

1.3                                                                                 If any provision in 1.1 is a substantive provision conferring any right or imposing any obligation on anyone, effect shall be given to it as if it were a substantive provision in the body of this Deed.

1.4                                                                                 When any number of days is prescribed in this Deed, same shall be reckoned exclusively of the first and inclusively of the last day unless the last day falls on a Saturday, Sunday or official public holiday, in which case the last day shall be the next succeeding day which is not a Saturday, Sunday or official public holiday.

2                                          PURPOSE

The purpose of the Plan shall be to attract, retain, motivate and reward Eligible Employees who are able to influence the performance of the Group, on a basis which aligns their interests with those of the Company’s shareowners.

PART 2 - THE TRUST

3                                          CONSTITUTION OF TRUST

3.1                                                                                 There is hereby constituted a trust for the benefit of Participants, to be known as “The Gold Fields Limited 2005 Share Trust”, on the terms and conditions of this document.

3.2                                                                                 The Company shall irrevocably donate R100 to the Trustees on behalf of the Trust.

4                                          TRUSTEES

4.1                                                                                 There shall at all times be a minimum of two Trustees in office; provided that if for any reason whatever one or more Trustees ceases and/or fails to act as such, the other Trustee/s in office shall, until the Board has made a further appointment/s in terms of 4.3, be entitled to continue to administer the Trust and to act to protect and preserve the Trust’s assets.

4.2                                                                                 Messrs A J Wright and T M G Sexwale are appointed to be, and by their signatures hereto accept appointment as, the initial Trustees of the Trust.

4.3                                                                                 Subject to 4.5 and the provisions of the Trust Act, if any Trustee shall cease to hold office for any reason the Board shall appoint a person, willing to act as such, as Trustee in his place.

4.4                                                                                 The Board shall have the right to appoint any person qualified for appointment as a Trustee as an additional Trustee.

4.5                                                                                 No person shall be entitled to participate under the Plan for as long as he holds office as a Trustee of the Trust.  Furthermore, no executive director of the Company may at any time hold office as a Trustee of the Trust.

4.6                                                                                 A Trustee shall cease to hold office as such if he -

4.6.1                                                                                                                        is removed by resolution of the Board; or

4.6.2                                                                                                                        resigns upon giving the Company and his co-Trustees not less than one calendar month’s prior written notice to that effect; or

4.6.3                                                                                                                        becomes disqualified from holding an appointment as a director of any company.

4.7                                                                                 Subject to 4.13, all decisions of the Trustees shall be taken by a resolution which is unanimously passed at a meeting of such Trustees.

4.8                                                                                 A quorum for any meeting of Trustees shall, subject to the proviso in 4.1, be two Trustees.

4.9                                                                                 Subject to the Trustees giving effect to the terms and conditions of this Deed, the Trustees shall, in administering the Trust and its affairs, adopt such procedures and take such administrative steps as they from time to time deem necessary and advisable.  They shall meet together for the dispatch of the business of the Trust, adjourn and otherwise regulate their meetings as they, in their discretion, deem fit.

Any Trustee shall be entitled to summon a meeting of the Trustees by giving written notice to that effect to the other Trustee/s.

4.10                                                                           At all meetings of Trustees, each Trustee shall have one vote.

4.11                                                                           The Trustees shall have the power to delegate -

4.11.1                                                                                                                  any of their powers and duties to any one or more of their number; and

4.11.2                                                                                                                  the day to day administration of the Trust to any officer or employee of any Group Member, which officer or employee shall perform all of his duties in accordance with the instructions of the Trustees and subject to the provisions of this Deed.

4.12                                                                           The Trustees shall procure that minutes of their meetings are taken and shall, if appropriate, certify same as correct.

4.13                                                                           A resolution which has been signed by all of the Trustees shall be valid and effective as if it had been adopted at a duly convened meeting of the Trustees.  Unless the contrary is stated therein, any resolution shall be deemed to have been passed on the date on which it was signed by the Trustee who signed it last.  Further, any such resolution may consist of one or more documents each signed by one or more Trustees.

5                                          POWERS OF TRUSTEES

The Trustees shall have plenary powers to enable them to carry out and give effect to the intent, purposes and provisions of the Plan, including all the powers set out in Schedule 2 of the Act and such powers as may be expressly conferred on them by the Board.  Without derogating from the generality of the aforegoing, the Trustees shall have the power, inter alia, to -

5.1                                                                                 borrow moneys and/or to raise funding strictly for the purpose of giving effect to the Plan;

5.2                                                                                 make Awards and Allocations subject to the provisions of 13.1 or 19.1 (as the case may be);

5.3                                                                                 open and operate banking accounts, savings accounts or other accounts appropriate to the business of the Trust, to draw and issue cheques and to receive cheques, promissory notes and/or bills of exchange, and to endorse any of the same for collection by any bank or other deposit-taking institution at which an account has been opened;

5.4                                                                                 invest any surplus moneys of the Trust (if any) in Shares or other securities of the Company or in such other manner as the Board may from time to time approve;

5.5                                                                                 employ and act on the advice of and pay out of the funds of the Trust the reasonable fees and disbursements of auditors, attorneys, counsel and other professional consultants in connection with the affairs of the Trust;

5.6                                                                                 exercise such further rights, powers and authorities as may from time to time be conferred upon them by resolution of the Board;

5.7                                                                                 subject to 12 and the Listings Requirements of the JSE (including Schedule 14, paragraph 14.12), purchase and sell Shares and/or to dispose of the Trust’s assets and/or to transfer or deliver Shares to Participants;

5.8                                                                                 reacquire (if applicable) Allocations, Awards, Performance Allocated Share Appreciation Rights and Performance Vesting Restricted Shares;

5.9                                                                                 subject to the provisions of the Act, enter into any one or more transactions to hedge against or otherwise protect the assets of the

Trust and/or the Trust itself from incurring any losses of whatever nature.

6                                          SECURITY

No Trustee shall be required to furnish any security of any nature to the Master of the High Court or to any other official or officer, nor shall any security be required for the due performance of any duty under the Trust Act or under any other statutory provision of the RSA or elsewhere.

7                                          REMUNERATION OF TRUSTEES

7.1                                                                                 The remuneration, if any, payable to the Trustees in their capacities as such shall be determined from time to time by the Board.  The Trustees shall, in addition, be entitled to reimbursement from the Trust for all expenses properly incurred by them in and about the execution of their duties as Trustees.  Such remuneration and reimbursement of expenditure shall be borne and paid by the Company if the Trust is unable to pay these amounts from its own resources.

7.2                                                                                 No Trustee or firm or company of which such Trustee is a member or director shall be disqualified from acting as adviser, agent, banker, broker or attorney to, or contracting with, the Trust, nor from recovering any reasonable remuneration in respect of any services performed as such on behalf of the trust by such Trustee or his firm or company.

8                                          DUTIES OF TRUSTEES

The duties of the Trustees in relation to the Trust shall be those prescribed by this Deed and shall include, without limitation, the duty to -

8.1                                                                                 subscribe for or purchase Shares in accordance with the provisions of this Deed and subject to the provisions of the Act and the Listings Requirements of the JSE;

8.2                                                                                 make Awards and Allocations subject to the provisions of 13.1 or 19.1 (as the case may be);

8.3                                                                                 invest the funds of the Trust in such form as is permitted by this Deed;

8.4                                                                                 administer the Plan in order to achieve and maintain the purpose set out in 2;

8.5                                                                                 without derogating from their obligations in terms of 4.12, cause proper records and books of account to be kept of the affairs of the Trust and their administration thereof and to cause financial statements to be made up to accord with the financial year end of the Company or such other date as may be determined by the Board; and

8.6                                                                                 carry out such other duties as may, consistent with their offices as Trustees and in terms of the provisions of this Deed, be delegated to them from time to time by resolution of the Board.

9                                          INDEMNITY AND LEGAL PROCEEDINGS

9.1                                                                                 None of the Trustees shall be liable for, and the Company indemnifies each of them against, any loss sustained out of whatever cause arising if he has performed his duties and exercised his powers in compliance with section 9(1) of the Trust Act.

9.2                                                                                 Legal proceedings instituted by or against the Trust may be instituted or defended in its name.

10                                    ACQUISITION OF SHARES BY THE TRUSTEES

10.1                                                                           Subject to the Act, the Listings Requirements of the JSE (including those contained in Schedule 14, paragraph 14.12) and 12, the Trustees shall be entitled, for the purposes of the Plan, to subscribe for or purchase on the JSE (or from such other sources as the Trustees may be able to purchase Shares), or be given options to purchase or subscribe for, such numbers of Shares at such prices as may be agreed from time to time by the Trustees and the Board, including any Shares that may be required pursuant to any adjustment in terms of 25.

10.2                                                                           The Company shall at all times reserve and keep available, free from pre-emptive rights, out of its authorised but unissued share capital, such number of shares as may be required to enable the Company to procure the fulfilment by the Trustees of their obligations to transfer or deliver Shares to Participants.

11                                    FUNDING OF THE TRUST

11.1                                                                           Other than any Tax/Social Liability as defined in 27.1, the consideration for Shares (if any) acquired by the Trust in terms of 10 or otherwise under the Plan, the costs incurred in the acquisition thereof, any administration or other expenses or administration fees properly incurred by or on behalf of the Trustees in the performance of their duties in terms of or in order to give effect to the Plan (including in terms of 30.2.2) and any duties payable upon the Settlement of Shares to Participants including issue duty, stamp duty, marketable securities tax and uncertificated securities tax (all of the aforegoing costs, expenses and duties hereinafter referred to as “Participation Costs”) shall be funded, as the Board may from time to time direct, out of -

11.1.1                                                                                                                  the Trust’s own resources, if any, including money raised by any company or companies incorporated by the Trust for the purpose of raising funding through the issue of preference shares or other securities, whether convertible or otherwise, on such terms and conditions as the Trustees may decide; and/or

11.1.2                                                                                                                  loans to be made to the Trust by members of the Group in accordance with the provisions of section 38(2)(b) of the Act;

11.1.3                                                                                                                  loans by third parties to the Trust to be procured, subject to 38(2)(b) of the Act, by the Company on such terms as the Company is able to arrange; and/or

11.1.4                                                                                                                  any other resource which is available to the Trust from time to time.

11.2                                                                           The Trust shall recover from each Employer Company, and the Company shall procure that each Employer Company pays to the Trust, such Participation Costs as may be attributable to the participation of any of its employees in the Plan.

12                                    MAXIMUM NUMBER OF SHARES WHICH MAY BE ACQUIRED BY PARTICIPANTS

12.1                                                                           Subject to 12.3, 12.4, 12.5 and the prior approval, if required, of any securities exchange on which Shares are listed, the prior authority of the shareholders of the Company in general meeting shall be required if the aggregate number of Shares which may be acquired by Participants under the Plan together with Shares which may be acquired by participants under Any Other Plan is to exceed 5% of the Company’s issued ordinary share capital, being 24 564 711 Shares as at 19 August 2005.

12.2                                                                           Subject to 12.3, 12.4, 12.5 and the prior approval, if required, of any securities exchange on which Shares are listed, the prior authority of the Shareholders of the Company in general meeting shall be required if the aggregate number of Shares that may be acquired by any one Participant in terms of the Plan together with Any Other Plan is to exceed 0,5% of the Company’s issued ordinary share capital, being 2 456 471 Shares as at 19 August 2005.

12.3                                                                           The number of Shares referred to in 12.1 and 12.2 shall be increased or reduced in direct proportion to any increase or reduction of the Shares in the Company’s issued share capital on any conversion, redemption, consolidation, sub-division and/or any rights or capitalisation issue of Shares; provided that the provisions of this

Deed shall be deemed not to have been breached if, as a result of a purchase or repurchase (as the case may be) of Shares by any company in the Group, the percentages referred to in 12.1 and/or 12.2 are exceeded but the number of Shares referred to in 12.1 and/or 12.2 is not exceeded.

12.4                                                                           In the determination of the number of Shares which may be acquired by Participants in terms of 12.1 and/or 12.2, Shares shall not be taken into account which have been acquired by a Participant -

12.4.1                                                                                                                  in terms of the Plan; and/or

12.4.2                                                                                                                  in terms of Any Other Plan, which in accordance with the provisions of such plan need not be taken into account in the determination of the number of Shares which may be acquired by a Participant in terms of such plan.

12.5                                                                           Without derogating from the aforegoing provisions of this 12, the Trust shall not at any time hold in excess of 20% of the Company’s issued share capital.

PART 3 – THE PERFORMANCE VESTING RESTRICTED SHARE METHOD

13                                    GRANT OF AWARDS

13.1                                                                           The Board may, in its sole and absolute discretion, resolve to direct the Trustees to make Awards to Eligible Employees.

13.2                                                                           The Trustees shall, as soon as reasonably practicable on or after the Award Date, notify the Eligible Employee of the grant of the Award by them in an Award Letter.  The Award Letter shall be in the form prescribed by the Board and shall specify -

13.2.1                                                                                                                  the maximum number of Shares conditionally awarded to the Eligible Employee or the formula by which such number may be found;

13.2.2                                                                                                                  the Award Date;

13.2.3                                                                                                                  the Release Date;

13.2.4                                                                                                                  the Performance Criteria imposed by the Board for the purpose of 15 which must be satisfied before the Settlement of any Performance Vesting Restricted Shares under an Award to the Participant and the manner in which the number of Performance Vesting Restricted Shares referred to in 13.2.1 shall be adjusted if the Performance Criteria are not satisfied (whether in whole or in part); and

13.2.5                                                                                                                  the Target Performance Criteria and the Full Performance Criteria.

13.3                                                                           Subject to 17.1 and 13.8, an Award is (and Performance Vesting Restricted Shares are) personal to a Participant and shall not be capable of being ceded, assigned, transferred or otherwise disposed of or encumbered by a Participant.

13.4                                                                           There shall be no consideration payable for the grant of an Award.

13.5                                                                           A Participant shall not be entitled to any dividends (or other distributions made) and shall have no right to vote in respect of Performance Vesting Restricted Shares awarded to him in his Award, unless and until the Performance Vesting Restricted Shares under his Award are Settled to him in accordance with the provisions of this Plan.

13.6                                                                           Acceptance by an Eligible Employee of an Award shall be communicated to the Trustees, in writing and in such form as the Board may from time to time prescribe, by not later than thirty days after the date of delivery of the relevant Award Letter to such Eligible Employee; provided that such acceptance shall embody therein the provisions of 26 and 27.2.  An Award which is not accepted by an Eligible Employee as aforesaid shall automatically be deemed to have been reacquired, subject to re-instatement or extension by the Board in its discretion.

13.7                                                                           An Award may be reacquired at any time after the date of acceptance thereof in terms of 13.6 if the Trustees (acting on the direction of the Board) and Participants so agree in writing.

13.8                                                                           A Participant may, with the prior written consent of the Board and subject to such conditions as the Board may in its discretion determine, cede, assign or transfer his rights in and to an Award (or Performance Vesting Restricted Shares) to a Family Entity.  Without derogating from the generality of the aforegoing, the Board may impose a condition that the Participant bind himself as surety for, and co-principal debtor in solidum with, the Family Entity for the fulfilment of its obligations in terms of this Plan.

14                                    SETTLEMENT OF PERFORMANCE VESTING RESTRICTED SHARES

14.1                                                                           The Board shall meet before the Release Date in respect of an Award in order to assess the extent to which the Performance Criteria imposed on the grant of the Award have been satisfied.

14.2                                                                           On the Release Date in respect of an Award, if and to the extent the Board has determined that the Performance Criteria imposed on the grant of the Award have been satisfied, and subject to 14.3, 16 and 27, the number of Performance Vesting Restricted Shares available to be Settled to a Participant under the Award determined in accordance with 15 and/or 18 (if applicable) shall be Settled to the Participant.

14.3                                                                           Notwithstanding 14.2, -

14.3.1                                                                                                                  the Participant shall pay, in such manner as the Board may from time to time prescribe, any such additional amount of which the Board may notify the Participant in respect of any deduction on account of Tax as may be required by Applicable

Laws which may arise on the Settlement of Performance Vesting Restricted Shares to him;

14.3.2                                                                                                                  the Company may, on the Release Date, discharge, in whole or in part, its obligation to Settle Performance Vesting Restricted Shares by paying, or procuring the payment by the relevant Employer Company, to the Participant a cash bonus equal to the Fair Market Value of the Shares to which a Participant becomes entitled in terms of 14.2, calculated on the Release Date.

14.4                                                                           For the sake of clarity and the avoidance of any doubt, it is recorded that until the Release Date such Participant shall not -

14.4.1                                                                                                                  have any ownership interest in; or

14.4.2                                                                                                                  receive any dividends and/or exercise any voting rights attached to; or

14.4.3                                                                                                                  have acquired,

such Performance Vesting Restricted Shares.

15                                    LIMITATIONS ON THE SETTLEMENT OF PERFORMANCE VESTING RESTRICTED SHARES

15.1                                                                           If the Board determines that the Performance Criteria have not been satisfied or exceeded, the number of Performance Vesting Restricted Shares to be Settled to a Participant shall be adjusted in the manner set out in the Award Letter.

15.2                                                                           Although the extent to which the Performance Vesting Restricted Shares under an Award may be Settled to a Participant shall be conditional on, inter alia, the Board being satisfied that such Performance Criteria as imposed by the Board on the Award Date in accordance with 13.2 have been fulfilled, the Board may waive such Performance Criteria if they consider in their absolute discretion that there are exceptional circumstances which would justify such a waiver.

15.3                                                                           Notwithstanding any other provision of this Deed, the Board shall, in its sole and absolute discretion, be entitled to amend the Performance Criteria contained in an Award Letter to take account of any change in circumstances which render such Performance Criteria inappropriate or inapplicable; provided that no such amendment shall disadvantage and/or prejudice any Participant.

15.4                                                                           A Performance Vesting Restricted Share shall be deemed to have been reacquired, and accordingly not entitle a Participant to Settlement of any Shares, upon the Participant making an application for the voluntary surrender of his estate or his estate being otherwise sequestrated or any attachment of any interest of a Participant under the Plan, unless the Board, in its discretion, determines otherwise and then subject to such terms and conditions as the Board may determine.

15.5                                                                           If the Company is placed in final liquidation, the Secretary shall notify the Participant thereof in writing and he shall be entitled to require that he be Settled all or any of his Performance Vesting Restricted Shares within twenty-one days of such notification, failing which such Performance Vesting Restricted Shares shall be deemed to have been reacquired.

16                                    TIME FOR THE SETTLEMENT OF PERFORMANCE VESTING RESTRICTED SHARES

Subject to 15, Performance Vesting Restricted Shares under an Award may only be Settled on their Release Date.  Any Award in respect of which Performance Vesting Restricted Shares are not so Settled shall be deemed to have been reacquired.

17                                    TERMINATION OF EMPLOYMENT

17.1                                                                           If a Participant dies the Trustee shall, as soon as is reasonably practicable after his death, Settle to his heirs, executor, trustee or other representative the Performance Vesting Restricted Shares available for Settlement under his Award in terms of 18 (if any).  Any Award in respect of which Performance Vesting Restricted Shares are not so Settled shall be deemed to have been reacquired.

17.2                                                                           Subject to 1.2.8, if a Participant ceases to be employed by the Group by reason of -

17.2.1                                                                                                                  injury, disability or ill-health, in each case as certified by a qualified medical practitioner nominated by the relevant Employer Company;

17.2.2                                                                                                                  dismissal for operational reasons as contemplated in the LRA;

17.2.3                                                                                                                  retirement on or after his Retirement Date;

17.2.4                                                                                                                  the company by which he is employed ceasing to be a member of the Group; or

17.2.5                                                                                                                  the undertaking in which he is employed being transferred to a transferee which is not a member of the Group, the Performance Vesting Restricted Shares available to be Settled to him under his Award in terms of 18 (if any) shall be so Settled to him on the Date of Termination of Employment, unless the Board determines otherwise.  Any Award in respect of which Performance Vesting Restricted Shares are not so Settled shall be deemed to have been reacquired.

17.3                                                                           Subject to 1.2.8, if a Participant ceases to be employed by the Group for any reason other than one of the events specified in 17.1 or 17.2, his Award shall be deemed to have been reacquired unless the Board determines otherwise, in which case the Performance Vesting Restricted Shares available to be Settled to him under his Award in terms of 18 (if any) shall be so Settled on the Date of Termination of Employment.

18                                    EXTENT TO WHICH PERFORMANCE VESTING RESTRICTED SHARES UNDER AN AWARD ARE AVAILABLE FOR SETTLEMENT ON TERMINATION OF EMPLOYMENT

18.1                                                                           Subject to adjustment in terms of 18.2, if pursuant to 17, Performance Vesting Restricted Shares may be Settled to a Participant under his Award, the maximum number of Performance Vesting Restricted Shares which may be Settled to him is to be calculated in accordance with the following formula (rounded down to the nearest whole Share), unless the Board in its sole discretion, permit him to acquire a greater number of Shares -

where -

A	=	the number of Performance Vesting Restricted Shares originally conditionally awarded to him in the Award;

B	=	the lesser of (a) number of completed calendar months which have elapsed from the Award Date to the Date of Termination of Employment; and (b) 36 calendar months; and

C	=	36 calendar months.

18.2                                                                           The maximum number of Performance Vesting Restricted Shares to be Settled to a Participant in accordance with 18.1 shall be adjusted as if the Group had met only the Target Performance Criteria.

PART 4 – THE PERFORMANCE ALLOCATED SHARE APPRECIATION METHOD

19                                    ALLOCATION OF PERFORMANCE ALLOCATED SHARE APPRECIATION RIGHTS

19.1                                                                           The Board may, in its sole and absolute discretion, resolve to direct the Trustees to allocate Performance Allocated Share Appreciation Rights to Eligible Employees.

19.2                                                                           The Trustees shall, as soon as reasonably practicable on or after the Allocation Date, notify the Eligible Employee of the Allocation by them in an Allocation Letter.  The Allocation Letter shall be in the form prescribed by the Board and shall specify -

19.2.1                                                                                                                  the number of Performance Allocated Share Appreciation Rights allocated to the Participant;

19.2.2                                                                                                                  the Allocation Price per Performance Allocated Share Appreciation Right;

19.2.3                                                                                                                  the Allocation Date; and

19.2.4                                                                                                                  the Release Date.

19.3                                                                           Subject to 22.1 and 19.7, an Allocation is (and Performance Allocated Share Appreciation Rights are) personal to a Participant and shall not be capable of being ceded, assigned, transferred or otherwise disposed of or encumbered by a Participant.

19.4                                                                           There shall be no consideration payable for the granting of an Allocation.

19.5                                                                           Acceptance by an Eligible Employee of an Allocation shall be communicated to the Trustees, in writing in such form as the Board may from time to time prescribe, by not later than thirty days after the date of delivery of the relevant Allocation to such Eligible Employee; provided that such acceptance shall embody therein the provisions of

26 and 27.2.  An Allocation which is not accepted by an Eligible Employee as aforesaid shall automatically be deemed to have been reacquired, subject to re-instatement or extension by the Board in its discretion.

19.6                                                                           An Allocation may be reacquired at any time after the date of acceptance thereof in terms of 19.5 if the Trustees (acting on the direction of the Board) and Participants so agree in writing.

19.7                                                                           A Participant may, with the prior written consent of the Board and subject to such conditions as the Board may in its discretion determine, cede, assign or transfer his rights in and to an Allocation (or Performance Allocated Share Appreciation Rights) to a Family Entity.  Without derogating from the generality of the aforegoing, the Board may impose a condition that the Participant bind himself as surety for, and co-principal debtor in solidum with, the Family Entity for the fulfilment of its obligations in terms of this Plan.

20                                    VESTING OF PERFORMANCE ALLOCATED SHARE APPRECIATION RIGHTS

20.1                                                                           On the Release Date in respect of an Allocation and subject to 20.2, 21 and 27, the number of Performance Allocated Share Appreciation Rights available for vesting under the Allocation shall vest in a Participant.

20.2                                                                           Notwithstanding 20.1 the Participant shall pay in such manner as the Board may from time to time prescribe any such additional amount of which the Board may notify the Participant in respect of any deduction on account of Tax as may be required by Applicable Laws which may arise on the vesting of Performance Allocated Share Appreciation Rights in him.

21                                    TIME FOR VESTING OF PERFORMANCE ALLOCATED SHARE APPRECIATION RIGHTS

Performance Allocated Share Appreciation Rights under an Allocation may only vest on their Release Date.  Any Allocation in respect of which

Performance Allocated Share Appreciation Rights are not so vested shall be deemed to have been reacquired.

22                                    TERMINATION OF EMPLOYMENT

22.1                                                                           If a Participant dies the Trustees shall vest in his heirs, executor, trustee or other representative the Performance Allocated Share Appreciation Rights available for vesting under his Allocation in terms of 23 (if any).  Any Allocation in respect of which Performance Allocated Share Appreciation Rights are not so vested shall be deemed to have been reacquired.

22.2                                                                           Subject to 1.2.8, if a Participant ceases to be employed by the Group by reason of -

22.2.1                                                                                                                  injury, disability or ill-health, in each case as certified by a qualified medical practitioner nominated by the relevant Employer Company;

22.2.2                                                                                                                  dismissal for operational reasons as contemplated in the LRA;

22.2.3                                                                                                                  retirement on or after his Retirement Date;

22.2.4                                                                                                                  the company by which he is employed ceasing to be a member of the Group; or

22.2.5                                                                                                                  the undertaking in which he is employed being transferred to a transferee which is not a member of the Group, the Performance Allocated Share Appreciation Rights available for vesting under his Allocation in terms of 23 (if any) shall vest in the Participant on the Date of Termination of Employment, unless the Board determines otherwise.  Any Allocation in respect of which Performance Allocated Share Appreciation Rights are not so vested shall be deemed to have been reacquired.

22.3                                                                           Subject to 1.2.8, if a Participant ceases to be employed by the Group for any reason other than one of the events specified in 22.1 or 22.2, his Allocation shall, to the extent not yet vested, be deemed to have been reacquired, unless the Board determines otherwise, in which case the Performance Vesting Share Appreciation Rights available for vesting under his Allocation in terms of 23 (if any) shall vest in him on the Date of Termination of Employment.  Any Allocation in respect of which Performance Allocated Share Appreciation Rights are not so vested shall be deemed to have been reacquired.

23                                    EXTENT TO WHICH PERFORMANCE ALLOCATED SHARE APPRECIATION RIGHTS UNDER AN ALLOCATION ARE AVAILABLE FOR VESTING ON TERMINATION OF EMPLOYMENT

If pursuant to 22 Performance Allocated Share Appreciation Rights vest in a Participant (or any other person or entity) under his Allocation, the maximum number of Performance Allocated Share Appreciation Rights which may vest is to be calculated in accordance with the following formula (rounded down to the nearest whole Performance Allocated Share Appreciation Right), unless the Board in its sole discretion, permit a greater number of Performance Allocated Share Appreciation Rights to vest -

where -

A	=	the number of Performance Allocated Share Appreciation Rights originally allocated to him in the Allocation;

B	=	the lesser of (a) number of completed calendar months which have elapsed from the Allocation Date to the Date of Termination of Employment; and (b) 36 calendar months; and

C	=	36 calendar months.

24                                    CONSEQUENCES OF VESTING

24.1                                                                           A Participant shall be entitled, on or after the vesting thereof, and by giving one or more written notices to that effect to the Company (each an “Exercise Notice”), to exercise one or more of such Performance Allocated Share Appreciation Rights on the basis that a Participant shall, in respect of each Performance Allocated Share Appreciation Right exercised as aforesaid, receive, and be Settled, such number of Shares as is calculated in accordance with 24.6.

24.2                                                                           Subject to 24.3 and 25, on the expiry of the Maximum Period in respect of any Performance Allocated Share Appreciation Rights, such Performance Allocated Share Appreciation Rights as have vested in a Participant, but have not yet been exercised by the Participant, shall be deemed to have been reacquired.

24.3                                                                           A Performance Allocated Share Appreciation Right shall be deemed to have been reacquired, and accordingly not entitle a Participant to Settlement of any Shares, upon the Participant making an application for the voluntary surrender of his estate or his estate being otherwise sequestrated or any attachment of any interest of a Participant under the Plan, unless the Board, in its discretion, determines otherwise and then subject to such terms and conditions as the Board may determine.

24.4                                                                           If the Company is placed in final liquidation, the Secretary shall notify the Participant thereof in writing and he shall be entitled to exercise all or any of his Performance Allocated Share Appreciation Rights within twenty-one days of such notification, failing which such Performance Allocated Share Appreciation Rights shall be deemed to have been reacquired.  Upon exercise as aforesaid a Participant shall in respect of each Performance Allocated Share Appreciation Right be entitled to be Settled with the number of Shares calculated in accordance with 24.6.

24.5                                                                           Every exercise of Performance Allocated Share Appreciation Rights in accordance with the provisions of 24.1 or 24.4 shall be initiated by way of an Exercise Notice which shall -

24.5.1                                                                                                                  be given by the Participant in the form which the Board may from time to time prescribe;

24.5.2                                                                                                                  be delivered to the Company (for attention of the Secretary);

24.5.3                                                                                                                  specify the number of Performance Allocated Share Appreciation Rights in respect of which the Participant is to be Settled in Shares.

24.6                                                                           A Participant shall, in respect of each Performance Allocated Share Appreciation Right exercised in accordance with the provisions of this 24, be entitled to be Settled with such number of Shares as is equal to A where A is calculated in accordance with the following formula -

where -

A	=	the number of Shares to which a Participant is entitled in respect of each Performance Allocated Share Appreciation Right which has been exercised or is deemed to have been exercised in terms of 25.3;

B	=	the Fair Market Value of a Share on the date on which such Performance Allocated Share Appreciation Right is exercised or is deemed to have been exercised in terms of 25.3;

C	=	the Allocation Price of such Performance Allocated Share Appreciation Right;

24.7                                                                           Notwithstanding 24.6, the Company may, in whole or in part, discharge its obligation to Settle a Performance Allocated Share Appreciation Right on the exercise thereof, by paying, or procuring the payment by the relevant Employer Company, to the Participant a cash bonus equal to the Fair Market Value of Shares to which a Participant is entitled in terms of 24.6.

PART 5 - GENERAL

25                                    ADJUSTMENTS

25.1                                                                           Notwithstanding anything to the contrary contained herein but subject to 25.3, if the Company makes a Special Distribution and/or if the Company restructures its capital in that it -

25.1.1                                                                                                                  undertakes a rights offer; or

25.1.2                                                                                                                  is placed in liquidation for purposes of reorganisation; or

25.1.3                                                                                                                  is party to a scheme of arrangement affecting the structuring of its share capital;

25.1.4                                                                                                                  undertakes a subdivision or consolidation of its ordinary share capital; or

25.1.5                                                                                                                  undertakes a bonus or capitalisation issue,

such adjustments shall be made to the rights of Participants as may be determined to be fair and reasonable to the Participants concerned by an independent firm of auditors of international repute or a merchant bank of international repute appointed by the Board; provided that any adjustments pursuant to this 25.1 should give a Participant the entitlement to the same proportion of the equity capital as he was previously entitled.  No adjustments shall be required in terms of this 25.1 if the provisions of 25.3 to 25.5 are applicable or in the event of an issue by the Company of any securities or securities convertible into Shares as consideration for an acquisition.

25.2                                                                           For the purposes of 25.1, the Company shall be deemed to make a “Special Distribution” if it distributes Shares or any other asset (including cash) to its shareholders -

25.2.1                                                                                                                  in the course of, and as part of any unbundling, reorganisation, rationalisation, compromise, arrangement or reconstruction (including the amalgamation of two or more companies or entities);

25.2.2                                                                                                                  in the course of, or as part of, a reduction of capital (including a share repurchase);

25.2.3                                                                                                                  as a special dividend or other payment in terms of section 90 of the Act; and/or

25.2.4                                                                                                                  in the course or in anticipation of the deregistration or liquidation of a company for any of the above purposes;

provided that, this 25.2 shall not apply to normal annual interim and final cash or scrip dividends declared by a Company.

25.3                                                                           Subject to 25.5, if the Company undergoes a Change of Control after an Award Date and/or Allocation Date, then -

25.3.1                                                                                                                  the Release Date in respect of such Award and/or Allocation shall be deemed to fall on the Implementation Date of such Change of Control; and

25.3.2                                                                                                                  all Performance Allocated Share Appreciation Rights which are or become vested in a Participant (including those which vest pursuant to the provisions of this 25.3 itself) shall be deemed to have been exercised on the Implementation Date, on the basis that the Company shall discharge its obligation to Settle to a Participant any Shares by either -

25.3.3                                                                                                                  paying to a Participant an amount equal to the Fair Market Value of that number of Shares -

25.3.3.1                                                                                                                                                         in the case of the Performance Allocated Share Appreciation Method, available for Settlement to the Participant on the Implementation Date as calculated in accordance with 24.6; and

25.3.3.2                                                                                                                                                         in the case of the Performance Vesting Restricted Share Method, available for Settlement to the Participant on the Implementation Date as if the Target Performance Criteria had been met; and

in each case further adjusted in terms of 25.4; or

25.3.4                                                                                                                  if a Participant so elects in writing and giving effect to such election is not prohibited by Applicable Laws, Settling to the Participant concerned, that number of Shares -

25.3.4.1                                                                                                                                                         in the case of a Performance Allocated Share Appreciation Right, available for Settlement to the Participant on the Implementation Date as calculated in accordance with 24.6; and

25.3.4.2                                                                                                                                                         in the case of a Performance Vesting Restricted Share, available for Settlement to the Participant on the Implementation Date as if the Target Performance Criteria had been met; and

in each case further adjusted in terms of 25.4.

25.4                                                                           The maximum number of Performance Vesting Restricted Shares or Performance Allocated Share Appreciation Rights available for Settlement to a Participant under 25.3 is to be calculated in accordance with the following formula (rounded down to the nearest whole Share), unless the Board in its sole discretion, permit him to acquire a greater number of Shares -

where -

A	=	the number of Performance Vesting Restricted Shares or Performance Allocated Share Appreciation Rights originally Awarded or Allocated to him;

B	=	the lesser of (a) number of completed calendar months which have elapsed from the Award Date or Allocation Date to the Implementation Date; and (b) 36 calendar months; and

C	=	36 calendar months.

25.5                                                                           If the Company undergoes a Change of Control pursuant to a transaction, the terms of which make provision for Participants’ rights under this Plan to be accommodated on a basis which is determined by an independent merchant bank to be fair and reasonable to Participants, the provisions of 25.3 shall not apply; provided that, in such an event, if a Participant’s employment by any member of the Group is terminated for any reason whatsoever (including his resignation but excluding the manner contemplated in 1.2.8) within 12 months following the Implementation Date he shall be entitled to be Settled on mutatis mutandis the basis of 25.3 had 25.3 been applicable.

26                                    REACQUISITION

If, in terms of any provision of this Plan, any Award, Allocation, Performance Vesting Restricted Share or Performance Allocated Share Appreciation Right

is deemed to have been reacquired, the Company is hereby irrevocably and in rem suam nominated, constituted and appointed as the sole attorney and agent of the Participant concerned in that Participant’s name, place and stead to sign and execute all such documents and do all such things as are necessary for that purpose.

27                                    TAX LIABILITY

27.1                                                                           Notwithstanding any other provision in this Deed (including 14.3 and 20.2), if the Company, an Employer Company or the Trustees are obliged (or would suffer a disadvantage of any nature if they were not) to account for, withhold or deduct any (a) Tax in any jurisdiction which is payable in respect of, or in connection with, the making of any Award or Allocation, the Settlement to a Participant of Shares, the payment of a cash amount and/or otherwise in connection with the Plan and/or (b) any amount in respect of any social security or similar contributions which would be recoverable from a Participant in respect of the making of any Award or Allocation, Settlement to a Participant of Shares, the payment of a cash amount and/or otherwise in connection with the Plan (the obligations referred to in (a) and (b) hereinafter referred to as a “Tax/Social Liability”), then the Company, the Employer Company or Trustees (as the case may be) shall be entitled to account for, withhold or deduct such Tax/Social Liability or the Company, the Employer Company and/or the Trustees shall be relieved from the obligation to Settle any Shares to a Participant or to pay any amount to a Participant in terms of the Plan until that Participant has either -

27.1.1                                                                                                                  made payment to the relevant Employer Company or the Trustees of an amount equal to the Tax/Social Liability; or

27.1.2                                                                                                                  entered into an arrangement which is acceptable to the relevant Employer Company or the Trustees to secure that such payment is made (whether by authorising the sale of some or all of the Shares to be Settled to him and the payment to the relevant person of the relevant amounts out of the proceeds of the sale or otherwise).

27.2                                                                           The Company is hereby irrevocably and in rem suam nominated, constituted and appointed as the sole attorney and agent of a Participant, in that Participant’s name, place and stead to sign and execute all such documents and do all such things as are necessary to give effect to the provisions of 27.1.2.

28                                    LISTING AND LEGAL REQUIREMENTS

Notwithstanding any other provision of this Plan, -

28.1                                                                           no Shares shall be Settled on any Participant or acquired pursuant to this Plan if the Trustees determine, in their sole discretion, that such Settlement will or may violate any Applicable Laws or the listings requirements of any securities exchange on which the Shares of the Company are listed; and

28.2                                                                           the Company shall apply for the listing of all Shares which are Settled to Participants on the JSE.  It is recorded that the Company shall not be obliged to apply for, or procure, the listing of Shares which have been Settled to Participants on any securities exchange other than the JSE.

29                                    AMENDMENT OF THE PLAN

29.1                                                                           It shall be competent for the Board and the Trustees to amend any of the provisions of the Plan subject to the prior approval (if required) of every stock exchange on which the Shares are for the time being listed; provided that no such amendment affecting the vested rights of any Participant shall be effected without the prior written consent of the Participant concerned, and provided further that no such amendment affecting any of the following matters shall be competent unless it is sanctioned by the Company in general meeting -

29.1.1                                                                                                                  the definition of Eligible Employees;

29.1.2                                                                                                                  the definition of Allocation Price;

29.1.3                                                                                                                  the definition of Fair Market Value;

29.1.4                                                                                                                  the calculation of the total number of Shares which may be acquired for the purpose of or pursuant to the Plan;

29.1.5                                                                                                                  the calculation of the maximum number of Shares which may be acquired by any Participant in terms of the Plan;

29.1.6                                                                                                                  the provisions of this 29.

29.2                                                                           Without derogating from the provisions of 29.1, if it should become necessary or desirable by reason of the provisions of Applicable Laws at any time after the signing of this Deed, to amend the provisions of this Deed so as to preserve the substance of the provisions contained in this Deed but to amend the form so as to achieve the objectives embodied in this Deed in the best manner, having regard to such Applicable Laws and without prejudice to the Participants concerned, then the Board and the Trustees may (with the prior approval (if required) of every stock exchange on which the Shares are at the time listed) amend this Deed accordingly.

30                                    ADMINISTRATION

30.1                                                                           Subject to the provisions of the Plan and to the approval of the Board, the Board shall be entitled to make and establish such rules and regulations, and to amend the same from time to time, as they may deem necessary or expedient for the proper implementation and administration of the Plan.

30.2                                                                           Notwithstanding the provisions of 11, the Company shall and shall procure, if applicable, that the relevant Employer Company shall -

30.2.1                                                                                                                  bear all costs of and incidental to the implementation and administration of the Plan and shall, as and when necessary, provide all requisite funds and facilities for that purpose;

30.2.2                                                                                                                  provide all secretarial, accounting, administrative, legal and financial advice and services, office accommodation, stationery and so forth for the purposes of the Plan;

30.2.3                                                                                                                  be entitled to recover from the Trust all the abovementioned costs if the Trust is able to pay these costs from its own resources.

31                                    ANNUAL ACCOUNTS

The Board shall ensure that a summary appears in the annual financial statements of the Company of the number of Shares conditionally Awarded to Participants in terms of Awards, the number of Shares that may be utilised for the purposes of this Plan, any changes in such numbers during the financial year under review, the number of Shares held by the Trust which may be acquired by Eligible Employees and the number of Shares then under the control of the Board for Settlement to Participants in terms of this Plan.

32                                    STRATE

Notwithstanding any provision in this Deed, the Trustees and/or the Company shall not be obliged to deliver the Participant share certificates in respect of the Shares settled to him in terms of this Deed but shall instead be obliged to procure such electronic transactions and/or entries and to deliver to the Participant such documents (if any) as may be required to reflect his rights in and to such Shares pursuant to the provisions of the Act, the Security Services Act 36 of 2004, the Rules of the Central Securities Depository (being Share Transactions Totally Electronic Limited) and the requirements of the JSE.

33                                    DISPUTES

33.1                                                                           Save as otherwise expressly provided in this Deed (including 33.13), should any dispute of whatever nature arise in regard to the interpretation or effect, or the validity, enforceability or rectification (whether in whole or in part) of, or the respective rights or obligations of the parties under, or a breach or termination or cancellation of, this Deed, then the dispute shall, unless the parties thereto otherwise agree in writing, be referred for determination to an expert (“Expert”) in accordance with the remaining provisions of this 33.

33.2                                                                           The Expert shall -

33.2.1                                                                                                                  if the matter in issue is primarily an accounting matter, be an independent practising chartered accountant of not less than fifteen years standing;

33.2.2                                                                                                                  if the matter in issue is primarily a legal matter, be a practising senior counsel of not less than five years’ standing as such and practising at the Johannesburg bar;

33.2.3                                                                                                                  if the matter in issue is any other matter, be an independent accountant or be a senior counsel as envisaged in 33.2.1 or 33.2.2 or be any other independent person, agreed upon by the parties to the dispute or, failing agreement within fourteen days after the dispute arises, appointed by the President for the time being of the South African Institute of Chartered Accountants or his successor-in-title at the request of any party to the dispute.

33.3                                                                           The Expert selected as aforesaid shall in all respects act as an expert and not as an arbitrator.

33.4                                                                           The Expert shall be vested with entire discretion as to the procedure to be followed in arriving at his decision.  It shall not be necessary for the Expert to observe or carry out either the strict rules of evidence or any other legal formalities or procedures, but the Expert shall be bound to follow principles of law in deciding matters submitted to him.

33.5                                                                           The Expert shall have the power, inter alia, to -

33.5.1                                                                                                                  investigate or cause to be investigated any matter, fact or thing which he considers necessary or desirable in connection with the dispute and, for that purpose, shall have the widest powers of investigating all the books, records, documents and other things in the possession of any party to the dispute or the Company, the right to take copies and/or make extracts therefrom and the right to have them produced and/or delivered at any place reasonably required by him for the aforesaid purposes;

33.5.2                                                                                                                  interview and question under oath any of the parties to the dispute or other parties, including the right to cross examine such parties;

33.5.3                                                                                                                  summon witnesses;

33.5.4                                                                                                                  record evidence;

33.5.5                                                                                                                  make an interim award;

33.5.6                                                                                                                  make an award regarding legal fees/costs and the Expert’s remuneration.  If he fails or declines to do so, then each of the parties to the dispute shall bear and pay its own costs.  Until such time as the Expert’s decision is given, the parties to the dispute shall bear and pay such costs in equal Shares;

33.5.7                                                                                                                  call for the assistance of any other person who he may deem necessary to assist him in arriving at his decision;

33.5.8                                                                                                                  exercise any additional powers which may be exercised by an arbitrator in terms of the Arbitration Act as amended.

33.6                                                                           Any hearing by the Expert shall be held in Johannesburg unless the Expert determines that it is more convenient or equitable that the hearing or any part thereof (including, but without limitation, the taking of evidence) be held elsewhere, in which event the hearing (or the relevant part thereof) shall be held in the place so determined by the Expert.

33.7                                                                           The parties shall use their best endeavours to procure that the decision of the Expert shall be given within thirty days or so soon thereafter as is possible after it has been demanded.

33.8                                                                           The decision of the Expert shall be final and binding on all parties affected thereby, shall be carried into effect and may be made an order of any competent court at the instance of any party to the dispute.

33.9                                                                           This clause constitutes an irrevocable consent by the Company, the Trustees and all Participants and Eligible Employees to any proceedings in terms thereof and no such party shall be entitled to withdraw therefrom or to claim at any such proceedings that it is not bound by this clause.

33.10                                                                     This clause shall not preclude any party from obtaining relief by way of motion proceedings on an urgent basis or from instituting any interdict, injunction or any similar proceedings in any court in the RSA (and not in any other jurisdiction) pending the decision of the Expert.

33.11                                                                     Subject to 33.5.8, the provisions of the Arbitration Act as amended shall not apply in respect of this clause or any other provision of this Deed.

33.12                                                                     This clause is severable from the rest of this Deed and shall remain in effect even if this Deed is terminated for any reason.

33.13                                                                     Notwithstanding anything to the contrary contained herein, any dispute as to whether or not a Participant has met the Performance Criteria specified in an Award Letter have been met shall be determined by the Board in their sole and absolute discretion shall not be referred to an expert in terms of this 33 and the decision of the Board shall be final and binding

34                                    PROFITS AND LOSSES AND TERMINATION OF THE PLAN

34.1                                                                           The Company shall, to the extent not recovered by the Trust in terms of 11.2, bear any losses sustained by the Trust which are not recovered from Employer Companies in terms of 11.  Furthermore, the Company shall be entitled to receive and be paid any profits made, by the Trust in respect of the purchase, acquisition, sale or disposal of Shares.

34.2                                                                           The Plan shall terminate if the Board so resolves.  Upon such termination, the assets (if any) of the Trust shall be realised and any surplus remaining after the discharge of the Trust’s liabilities shall be paid over to the Company.  Any deficit arising from the winding up of the Trust shall be borne by the Company, to the extent not recovered by the Trust from Employer Companies.

35                                    DOMICILIUM AND NOTICES

35.1                                                                           The parties choose domicilium citandi et executandi for all purposes arising from the Plan, including the giving of any notice, the payment of any sum, the serving of any process, as follows -

35.1.1	the Company and the Trustees	:	The address and telefax number of the Registered Office of the Company from time to time;

35.1.2	each Participant	:	The physical address, telefax number and electronic address from time to time reflected as being his address, telefax number and/or electronic address in the Group’s payroll system from time to time.

35.2                                                                           Each of the parties shall be entitled from time to time, by written notice to the other, to vary its domicilium to any other physical address and/or its facsimile number and/or (in the case of a Participant) his electronic address; provided in the case of a Participant such variation is also made to his details on the Group’s payroll system.

35.3                                                                           Any notice given and any payment made by any party to the other which -

35.3.1                                                                                                                  is delivered by hand during the normal business hours of the addressee at the addressee’s domicilium for the time being shall be rebuttably presumed to have been received by the addressee at the time of delivery;

35.3.2                                                                                                                  is posted by prepaid registered post from an address within the Republic of South Africa to the addressee at the addressee’s domicilium for the time being shall be rebuttably presumed to have been received by the addressee on the seventh day after the date of posting.

35.4                                                                           Any notice given by any party to any other party which is transmitted by electronic mail and/or facsimile to the addressee at the addressee’s electronic address and/or facsimile address (as the case may be) for the time being shall be presumed, until the contrary is proved by the addressee, to have been received by the addressee on the date of successful transmission thereof.

35.5                                                                           For the sake of clarity and the avoidance of any doubt it is recorded that a Participant shall not be entitled to give any notice or serve any process on the Company and/or the Trustees by electronic mail.

36                                    COMPLIANCE

36.1                                                                           The Company shall comply with (and procure compliance by all members of the Group with) all Applicable Laws.  The Plan shall at all times be operated and administered subject to all Applicable Laws.

36.2                                                                           Without derogating from the generality of the aforegoing, the Company shall -

36.2.1                                                                                                                  appoint the Secretary as Compliance Officer of the Plan in terms of section 144A of the Act and comply with the provisions of section 144A of the Act;

36.2.2                                                                                                                  comply with section 93 of the Act;

36.2.3                                                                                                                  ensure compliance with Schedule 14, paragraph 14.13 of the Listings Requirements of the JSE.

36.3                                                                           The Company, by its signature hereto, undertakes to procure compliance by every Employer Company with this Deed.

37                                    GENERAL PROVISIONS

37.1                                                                           The rights and obligations of any Participant under the terms of his office or employment with any Employer Company shall not be affected by his participation in the Plan or any right which he may have to participate in it.  The Plan shall not entitle a Participant to any right to continued employment or any additional right to compensation in consequence of the termination of his employment.

37.2                                                                           The Plan shall be governed and construed in accordance with the laws of the RSA.

37.3                                                                           Subject to the provisions of 33, the Company and all Eligible Employees hereby consent and submit to the jurisdiction of the

Witwatersrand Local Division of the High Court in respect of any dispute or claim arising out of or in connection with this Plan.

Signed at Johannesburg	on	18 November 2005

for Gold Fields Limited

/s/ Ian D. Cockerill
who warrants that he is duly authorised hereto

We, the undersigned, A J Wright and T M G Sexwale, do hereby accept our appointment as Trustees of the Gold Fields Limited Share Incentive Trust.

Signed at Sandton	on	18 November 2005

/s/ Alan J. Wright
A J Wright

Signed at Sandton	on	23 November 2005

/s/ Tokyo M. G. Sexwale
T M G Sexwale

This Deed was duly adopted at a meeting of Gold Fields Limited held at Johannesburg on 17 November 2005.

/s/ Christopher M. T. Thompson
Chairman of the Meeting